UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

BE ACTIVE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-174435	68-0678429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Northern Blvd., Great Neck, NY		11021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-736-2310

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

    On February 18, 2014, Be Active Holdings, Inc. (the “Company”) sold an aggregate of 33,333,332 shares of common stock, par value $0.0001 per share (the “Common Stock”), 26,666,667 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock” and, collectively with the shares of Common Stock sold, the “Shares”) and five year warrants to purchase up to an aggregate of 59,999,999 shares of Common Stock at an exercise price of $0.03 per share (the “Warrants”) with gross proceeds to the Company of $1,799,999.99 (the “Offering”) to certain accredited investors (the “Investors”) pursuant to a subscription agreement (the “Subscription Agreement”).  Each Share was sold for a purchase price of $0.03 per Share.  Investors who would, as a result of the purchase of shares of Common Stock, hold in excess of 5% of the Company’s issued and outstanding Common Stock, were afforded the opportunity to elect to receive shares of Series C Preferred Stock.  Until the earlier of (i) three years from the closing of the Offering or (ii) such time as no Investor holds any Shares, Warrants, or shares of Common Stock underlying Warrants or underlying the Series C Preferred Stock, in the event the Company issues or sells Common Stock or Common Stock equivalents at a per share price equal to less than $0.03 per share, as adjusted, the Company has agreed to issue additional Shares such that the aggregate purchase price paid by such Investor shall equal such lower price issuance, subject to certain customary exceptions.

    Each share of Series C Preferred Stock is convertible, at the option of the holder at any time, into one share of Common Stock and has a stated value of $0.0001 per share.  The conversion ratio of the Series C Preferred Stock is subject to adjustment in the case of stock splits, stock dividends, combination of shares and similar recapitalization transactions.   The Company is prohibited from effecting the conversion of the Series C Preferred Stock to the extent that as a result of such conversion, the holder would beneficially own more than 9.99%, in the aggregate, of the issued and outstanding shares of Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series C Preferred Stock. Holders of the Series C Preferred Stock are entitled to vote on all matters submitted to the Company’s stockholders and are entitled to such number of votes as is equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock are convertible, subject to the governing beneficial ownership limitations discussed in the preceding sentence.

    The Warrants are exercisable for a period of five years from the date of issuance and have an exercise price of $0.03 per share, subject to adjustment upon the occurrence of certain events such as lower priced issuances, stock splits and dividends.

    The Warrants contain anti-dilution protection for as long as such Warrant is outstanding, such that (other than customary exceptions) if the Company issues securities for consideration less than the Exercise Price, then the Exercise Price shall be reduced to such lower price and the number of shares issuable upon exercise of the Warrant shall be increased such that the aggregate exercise price payable under the Warrant, after taking into account the decrease in the exercise price, shall be equal to the exercise price prior to such adjustment.

    If at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Warrant, then the holder of such Warrant has the right to exercise the Warrant by means of a cashless exercise.  The Company is prohibited from effecting the exercise of the Warrants to the extent that, as a result of such exercise, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the exercise of the Warrants.

    In connection with the Offering, the Company granted the Investors “piggy-back” registration rights. Additionally, Investors in the Offering are entitled to a right of participation in future financings conducted by the Company for a period of 24 months.

    The Company paid placement agent fees of $143,999.99 in cash and issued a warrant to purchase up to 4,799,999 shares of Common Stock to a broker-dealer in connection with the sale of the Shares and the Warrants.  The warrant issued to the broker dealer contains substantially the same terms as the Warrants issued to the Investors in the Offering.  The Company permitted the conversion of an aggregate of $13,500 of unpaid fees owed to a consultant into Shares and Warrants at the per Share offering price.

    Pursuant to an Investment Agreement, certain members of the Company’s management have agreed to invest an aggregate of $250,000 into the Company within thirty (30) days of the closing of the Offering, on the same terms as the Offering.

    The Shares and the Warrants were sold and issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

    The foregoing is not a complete summary of the terms of the Offering described in this Item 3.02 and reference is made to the complete text of the Subscription Agreement, the Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, the Warrant and the Investment Agreement, attached, respectively, as Exhibits 10.1, 3.1 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and hereby incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    The information set forth in Item 3.02 is incorporated by reference herein.

    On February 18, 2014, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock authorizing the issuance of up to 26,666,667 shares of Series C Preferred Stock.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

    The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock
10.1	Form of Subscription Agreement
10.2	Form of Warrant
10.3	Form of Investment Agreement

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 20, 2014

BE ACTIVE HOLDINGS, INC.

By:	/s/ Saverio Pugliese
Name: Saverio Pugliese
Title: President